Exhibit 2.5
EXECUTION VERSION

EXCHANGE AGREEMENT
DATED AS OF SEPTEMBER 30, 2008,
BETWEEN
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
AND
TABERNA PREFERRED FUNDING I, LTD.

TABLE OF CONTENTS

		Page No.
ARTICLE I

DEFINED TERMS

ARTICLE II

THE TRANSACTION

Section 2.1	The Exchange	3
Section 2.2	Closing	3
Section 2.3	Delivery by Seller of Preferred Securities; Release	3
Section 2.4	Payment of Cash; Release	4
Section 2.5	Forbearance	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HANOVER

Section 3.1	Organization	5
Section 3.2	Corporate Authority; No Violation, Etc.	5
Section 3.3	Amster Agreement	5
Section 3.4	Disclaimer of Warranties	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 4.1	Organization, Qualification, Etc.	6
Section 4.2	Corporate Authority; No Violation, Etc.	6
Section 4.3	Ownership of Preferred Securities	6
Section 4.4	Ownership of Hanover Equity Securities	7
Section 4.5	Disclaimer of Warranties	7

ARTICLE V

COVENANTS

Section 5.1	Confidentiality	7
Section 5.2	Public Disclosure	7
Section 5.3	Expenses	7
Section 5.4	Standstill	8
Section 5.5	Amster Agreement	9
Section 5.6	Waiver of Events of Default	9

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          EXCHANGE AGREEMENT, dated as of September 30, 2008 (this “Agreement”), between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (“Hanover”), and Taberna Preferred Funding I, Ltd. (the “Seller”).
W I T N E S S E T H:
          WHEREAS, the Seller owns all of the Preferred Securities (as defined in the Trust Agreement (defined below)), representing undivided beneficial interests in the assets of Hanover Statutory Trust I (the “Trust”), each having a Liquidation Amount of $1,000, and having an aggregate Liquidation Amount of $20,000,000, provided for in that certain Amended and Restated Trust Agreement among Hanover, JPMorgan Chase Bank, N.A., as property trustee (the “Property Trustee”), Chase Bank USA, N.A., as Delaware trustee (the “Delaware Trustee”) and the administrative trustees named therein (the “Administrative Trustees”), dated as of March 15, 2005 (the “Trust Agreement” and such beneficial interests in the Trust, the “Preferred Securities”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement;
          WHEREAS, concurrently with the execution of this Agreement, Walter Industries, Inc. (“Walter”), JWH Holding Company, LLC (“JWH”), and Hanover are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, JWH will merge into Hanover (the “Merger”), the separate existence of JWH shall cease and Hanover shall continue as the surviving corporation and, except as otherwise provided in the Merger Agreement, shares of common stock of Hanover, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the date and time at which the Merger shall become effective (the “Merger Effective Time”) shall be combined into fully paid and non-assessable shares of common stock of the surviving corporation (“Surviving Corporation Common Stock”) at the rate specified in the Merger Agreement; and
          WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Exchange (as defined in Section 2.1) and also to prescribe certain conditions to the Exchange.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
DEFINED TERMS
          As used in this Agreement, the following terms have the meanings ascribed thereto:
          “Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.
          “Agreement” shall mean this Agreement, together with all exhibits attached hereto.
          “Amster Agreement” shall mean the Exchange Agreement by and among Hanover, Amster Trading Company and Ramat Securities, LTD dated as of the date hereof.
          “Claim” shall have the meaning ascribed to it in the Release.
          “Confidentiality Agreement” shall have the meaning ascribed to it in Section 5.1.
          “Contract” shall mean any written loan or credit agreement, note, bond, debenture, indenture, mortgage, guarantee, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice or other binding agreement, obligation, arrangement, understanding or commitment.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.
          “Governmental Authority” shall mean any nation or government or any agency, public of regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal.
          “Hanover Releasee” shall have the meaning ascribed to it in the Release.
          “Law” means applicable statutes, common laws, rules, regulations, codes, licensing requirements, judgments, injunctions, writs, decrees, licenses, ordinances, authorizations, permits, certificates, easements, variances, exemptions, consents, orders, franchises, approvals, governmental guidelines, standards or interpretations having the force of law, rules and bylaws, in each case, of or administered by a Governmental Authority.
          “Lien” shall mean, with respect to any property or asset, any mortgage, easement, lien, pledge (including any negative pledge), charge, option, right of first or last refusal or offer, security interest or encumbrance of any kind in respect of such property or asset.
          “Person” shall mean a natural person, corporation, limited liability company, partnership, limited partnership or other entity, including a Governmental Authority.
          “Release” shall have the meaning ascribed to it in Section 2.3.
          “SEC” shall mean the U.S. Securities and Exchange Commission.

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          “Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.
          “Seller Releasor” shall have the meaning ascribed to it in the Release.
          “Subsidiaries” shall mean, with respect to any Person, another Person (i) of which 50% or more of the capital stock, voting securities, other voting ownership or voting partnership interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first Person or (ii) of which such first Person is a general partner.
ARTICLE II
THE TRANSACTION
          Section 2.1 The Exchange. Subject to the terms and conditions of this Agreement, immediately prior to the Merger Effective Time, Seller hereby agrees to sell, transfer, assign, convey and deliver to Hanover, and Hanover hereby agrees to acquire from Seller, all of the Preferred Securities owned by Seller free and clear of all Liens (the “Seller’s Preferred Securities”) in exchange for an aggregate cash payment by Hanover of $2,250,000 (the “Exchange”), of which $250,000 is being paid to Seller by Hanover (the “Initial Payment”) simultaneously with the execution and delivery of this Agreement by Seller by wire transfer of immediately available funds to the Taberna Account (as hereinafter defined). The Initial Payment is being paid to Seller in consideration of Seller entering into this Agreement and shall be considered fully-earned by Seller and non-refundable immediately upon execution and delivery of this Agreement.
          Section 2.2 Closing. A closing of the Exchange (the “Closing”) shall be held substantially concurrently with the closing of the Merger (the “Closing Date”); provided that all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived.
          Section 2.3 Delivery by Seller of Preferred Securities; Release. At the Closing, Seller shall: (i) surrender for transfer the Preferred Securities Certificate(s) representing the Seller’s Preferred Securities duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Securities Registrar and to Hanover, duly executed by Seller and accompanied (to the extent required by the Property Trustee) by a certificate of Hanover substantially in the form of Exhibit E to the Trust Agreement; (ii) take (or shall have taken, to the extent prior action is required) (A) all other actions required pursuant to the Trust Agreement or as reasonably requested by Hanover, the Administrative Trustees or the Property Trustees to cause one or more of the Administrative Trustees to execute and deliver to the Property Trustee, and to cause the Property Trustee to authenticate and deliver, in the name of Hanover, one or more new Preferred Securities Certificates in authorized denominations of an aggregate Liquidation Amount equal to that of the Seller’s Preferred Securities, as may be required by the Trust Agreement, dated the Closing Date, by such Administrative Trustee or Trustees, all as

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described in Section 5.7(b) of the Trust Agreement and (B) at the request of Hanover, all such reasonable actions as may be necessary and appropriate to cause the cancellation of the Preferred Securities; (iii) take all other actions as may be necessary and appropriate to vest in Hanover good and marketable title to the Preferred Securities free and clear of any and all Liens; and (iv) deliver to Hanover, the Trustees and the Note Trustee a duly executed original counterpart of a Release and Waiver in the form of Exhibit A hereto (the “Release”).
          Section 2.4 Payment of Cash; Release. At the Closing, in consideration of Seller’s delivery of the Preferred Securities, Hanover will: (i) make payment to Seller of $2,000,000 by wire transfer of immediately available funds to the following account (the “Taberna Account”):
The Bank of New York
ABA #: 021-000-018
GL A/C #: 211705
BENE NAME: BNY ABS/MBS
FFC TAS #: 225962
REF: TABERNA FUNDING CAPITAL TRUST I
ATT: MUDASSIRMOHAMED
and (ii) deliver to Seller, the Trustees and the Note Trustee a duly executed original counterpart of the Release.
          Section 2.5 Forbearance. In exchange for the valuable consideration set forth above and other valuable consideration, the receipt and adequacy of which are herein acknowledged, and notwithstanding anything to the contrary in the Preferred Securities, the Trust Agreement, the Indenture, any other agreement to which Seller and Hanover are parties, or applicable law, prior to the earlier to occur of (i) the termination of this Agreement pursuant to Section VII hereof or (ii) the date upon which Hanover becomes subject to bankruptcy or similar insolvency proceedings, Seller agrees, on behalf of itself and the Seller Releasors, to forbear from making any Claims against any Hanover Releasee arising out of or in connection with the Trust Agreement, Indenture or the Seller’s Preferred Securities, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which Seller is not aware or does not suspect to exist as of the date on which Seller signs this Agreement; provided, that nothing in this Section 2.5 shall be construed to prevent Seller from fulfilling its obligations hereunder, including pursuant to Sections 2.3 and 5.6 hereof. For the avoidance of doubt and without limitation, the foregoing shall prevent Seller and the Seller Releasors from making any Claim in respect of the occurrence and continuance of any Event of Default under the Trust Agreement (including, without limitation, any Note Event of Default) or any default under the Trust Agreement, the Preferred Securities or the Indenture during the term of this Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HANOVER
          Hanover represents and warrants to Seller as follows:
          Section 3.1 Organization. Hanover is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland.
          Section 3.2 Corporate Authority; No Violation, Etc. Hanover has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Hanover of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Hanover. This Agreement has been duly executed and delivered by Hanover and, assuming due authorization, execution and delivery of this Agreement by Seller, constitutes a legal, valid and binding agreement of Hanover, enforceable against Hanover in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles. Neither the execution and delivery by Hanover of this Agreement, the consummation by Hanover of the transactions contemplated hereby nor compliance by Hanover with any of the provisions hereof (i) violates or conflicts with any provisions of Hanover’s charter or bylaws, (ii) requires any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, (iii) results in a default (or an event that, with notice or lapse of time or both, would become a default) or gives rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Hanover or any of its Subsidiaries is a party or by which Hanover or any of its Subsidiaries or any of their respective assets or properties is bound or affected, (iv) results in the creation of a Lien on any of the issued and outstanding shares of Common Stock or equity securities of any Subsidiary or on any of the assets of Hanover or its Subsidiaries or (v) violates or conflicts with any Law applicable to Hanover or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay Hanover’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby.
          Section 3.3 Amster Agreement. Attached hereto as Exhibit B is a true and complete copy of the Amster Agreement as in force and effect on the date hereof. There is no other agreement between Hanover and either of Amster Trading Company or Ramat Securities, LTD with respect to the transactions contemplated by the Amster Agreement.
          Section 3.4 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, HANOVER DOES NOT MAKE AND HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO HANOVER OR ITS BUSINESSES. ALL SUCH OTHER

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REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY HANOVER.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
          Seller represents and warrants to Hanover as follows:
          Section 4.1 Organization, Qualification, Etc. Seller is an exempted company incorporated in the Cayman Islands with limited liability.
          Section 4.2 Corporate Authority; No Violation, Etc. Seller has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery of this Agreement by Hanover, constitutes a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles. Neither the execution and delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof (i) violates or conflicts with any provisions of Seller’s [organizational documents], (ii) requires any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, (iii) results in a default (or an event that, with notice or lapse of time or both, would become a default) or gives rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Seller or any of its Subsidiaries is a party or by which Seller or any of its Subsidiaries or any of their respective assets or properties is bound or affected, (iv) results in the creation of a Lien on any of the issued and outstanding equity interests of Seller or on any of the assets of Seller or its Subsidiaries or (v) violates or conflicts with any Law applicable to Seller or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay Seller’s ability to perform each of its obligations hereunder or to consummate the transactions contemplated hereby.
          Section 4.3 Ownership of Preferred Securities. Seller owns 20,000 Preferred Securities having an aggregate Liquidation Amount equal to $20,000,000. All of the Seller’s Preferred Securities are beneficially owned or owned of record by Seller, free and clear of all Liens. The consummation of the transactions contemplated by this Agreement will convey to Hanover good title to the Seller’s Preferred Securities, free and clear of all Liens, except for those created by Hanover or arising out of ownership of the Preferred Securities by Hanover and

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other than restrictions on transfer of unregistered securities arising under applicable federal, state or foreign securities laws.
          Section 4.4 Ownership of Hanover Equity Securities. Seller represents and warrants that Seller does not own any equity securities of Hanover.
          Section 4.5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, SELLER DOES NOT MAKE AND HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO SELLER OR ITS BUSINESSES. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER.
ARTICLE V
COVENANTS
          Section 5.1 Confidentiality. The parties hereto acknowledge that Seller and Hanover have previously executed a confidentiality agreement dated as of January 31, 2008, as amended and supplemented on August 5, 2008 (as it may be amended from time to time, the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Each of Seller and Hanover and their respective directors, officers, employees, Affiliates, controlling Persons, representatives or agents shall hold all information received from the other party in connection with this Agreement and the transactions contemplated hereby in confidence in accordance with the terms of the Confidentiality Agreement.
          Section 5.2 Public Disclosure. Except as required by Law (including federal and state securities Laws) or by the rules and regulations of any national securities exchange, no party to this Agreement shall issue or cause the publication of any press release or other public announcement or disclosure to any third party of the terms or conditions of this Agreement unless approved by Hanover and Seller prior to any such release, announcement or disclosure; provided that in all instances, Hanover and Seller shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by Hanover and Seller.
          Section 5.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including costs of consultants and representatives) shall be borne by the party incurring such costs and expenses, except that Hanover will reimburse Seller for fees and disbursements of legal counsel engaged by Seller in connection with the transactions contemplated by this Agreement up to a maximum amount of $15,000 in the aggregate, whether or not the Closing occurs. Simultaneously with the execution and delivery of this Agreement and subject to the foregoing limitation, Hanover will reimburse Seller for all such fees and disbursements incurred as of the date hereof. Any additional fees and disbursements to be reimbursed hereunder, subject to the $15,000 aggregate maximum, shall be paid to Seller on the earlier to occur of (a) the Closing of the Merger and (b) the fifth day after

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receipt of notice from Seller delivered after the termination of this Agreement in accordance with its terms, setting forth the amount thereof.
          Section 5.4 Standstill. From the date hereof until the earlier to occur of (i) the Merger Effective Time, (ii) the public announcement of the valid termination of the Merger Agreement, (iii) the Merger Agreement is validly terminated or (iv) the termination of this Agreement in accordance with its terms (the “Standstill Period”), neither the Seller nor any of its Affiliates will, directly or indirectly, unless invited to do so (on an unsolicited basis) by the Board of Directors of Hanover in writing or otherwise expressly permitted hereunder: (i) acquire, offer or propose to acquire, or agree or seek to acquire, by purchase or otherwise, any securities or direct or indirect rights or options to acquire any securities of Hanover or any Subsidiary thereof, or of any successor to or person in control of Hanover, or any assets of Hanover or any Subsidiary or division thereof or of any such successor or controlling person; (ii) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of Hanover or any of its Subsidiaries or any acquisition transaction for all or part of the assets of Hanover or any Subsidiary of Hanover or any of their respective businesses; (iii) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of Hanover or any of its Subsidiaries; (iv) call or seek to call a meeting of the stockholders of Hanover or any of its Subsidiaries, nominate any person for election as a director of Hanover  or initiate any shareholder proposal for action by stockholders of Hanover or any of its Subsidiaries; (v) bring any action or otherwise act to contest the validity of this agreement or seek a release of the restrictions contained herein; (vi) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Hanover or any of its Subsidiaries; (vii) seek, propose or otherwise act alone or in concert with others to influence or control the management, board of directors or policies of Hanover or any of its Subsidiaries; (viii) enter into any discussions, negotiations, arrangements or understandings with any other person with respect to any of the foregoing activities or propose any of such activities to any other person; (ix) advise, assist, encourage, act as a financing source for or otherwise invest in any other person in connection with any of the foregoing activities; or (x) disclose any intention, plan or arrangement inconsistent with any of the foregoing. The Seller will promptly advise Hanover of any inquiry or proposal made to the Seller with respect to any of the foregoing, including the terms thereof and the identity of any party making any such inquiry or proposal. During the Standstill Period, neither the Seller nor any of its Affiliates will, directly or indirectly: (a) request Hanover or its Representatives to (1) amend or waive any provision of this paragraph (including this sentence) or (2) otherwise consent to any action inconsistent with any provision of this paragraph (including this sentence); or (b) take any initiative with respect to Hanover or any of its Subsidiaries which could require Hanover to make a public announcement regarding (1) such initiative, (2) any of the activities referred to in the second preceding sentence or (3) the possibility of the Seller or any other person acquiring control of Hanover other than pursuant to the Merger, whether by means of a business combination or otherwise. Notwithstanding the foregoing, nothing in this Section 5.4 shall prevent the Seller from (i) voting any shares of Common Stock held or beneficially owned by Seller in favor of the Merger, the Merger Agreement and the transactions contemplated thereby

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at any meeting of the stockholders of Hanover (including any adjournment or postponement thereof) and (ii) receiving consideration, if any (including, if and to the extent applicable, shares of Surviving Corporation Common Stock), in exchange for shares of Common Stock held by Seller in an amount and to the extent specifically provided therefor in the Merger Agreement. For the avoidance of doubt, the terms “securities” and “voting securities” of Hanover as used in this Section 5.4 shall include, without limitation, the Common Stock.
          Section 5.5 Amster Agreement. Hanover will not, without Seller’s prior written consent, amend, modify or supplement the Amster Agreement to increase the amount of cash or number of shares of common stock of Hanover payable for preferred securities thereunder; provided, that, to the extent that any increase in the number of shares of common stock of Hanover payable by Hanover under the Amster Agreement is solely attributable to any split, combination, reclassification or similar transaction in respect of the common stock of Hanover, such increase shall not be an increase in the amount of shares of common stock of Hanover payable thereunder for purposes of this Section 5.5.
          Section 5.6 Waiver of Events of Default. Seller shall use its commercially reasonable efforts to cause the Trustees and the Note Trustee to, until the earliest to occur of (i) the Closing, (ii) the termination of this Agreement in accordance with its terms or (iii) the valid termination of the Merger Agreement, waive any Event of Default (including any Note Event of Default that must be waived by the Note Trustee) and to refrain from accelerating any of Hanover’s obligations under the Trust Agreement or the Indenture, including, without limitation, by providing written instructions to the Trustees and the Note Trustee, in a form reasonably acceptable to Hanover, in advance of any anticipated Event of Default identified to Seller by Hanover in writing, instructing the relevant Trustees and the Note Trustee to waive such Event of Default and to refrain from accelerating any of Hanover’s obligations under the Trust Agreement and the Indenture and, in the case of any written instruction to any of the Trustees, to instruct the Note Trustee to so waive and refrain; provided that any such waiver may be limited to the duration of Seller’s obligation to use such commercially reasonable efforts hereunder.
          Section 5.7 Reasonable Efforts and Further Assurances. Subject to the limitations set forth elsewhere in this Agreement and to applicable Law, and provided that nothing herein shall require any party to waive any of the conditions set forth in Article VI, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to (a) consummate and make effective the Exchange and the other transactions contemplated by this Agreement and (b) cause the Closing to take place at the time and place contemplated hereby. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.
          Section 5.8 Termination of the Merger Agreement. Hanover will give Seller prompt written notice of any termination of the Merger Agreement.

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ARTICLE VI
CONDITIONS TO CLOSING
          Section 6.1 Conditions to Each Party’s Obligations. The respective obligations of each party to this Agreement to consummate the Exchange and other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the conditions set forth in this Section 6.1:
               (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction or other Law or legal restraint or prohibition preventing or making illegal the consummation of the transactions contemplated by this Agreement and the Merger Agreement shall be in effect; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.
               (b) Regulatory Approvals. All consents, approvals and authorizations of any Governmental Authority required by Law for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing, except those consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to materially impair or delay either party’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby.
               (c) The Merger. Each of the conditions set forth in Article 8 of the Merger Agreement shall have been satisfied or waived (except for those conditions that, by the express terms thereof, are not capable of being satisfied until the Effective Time, but subject to the satisfaction or waiver of those conditions).
               (d) The closing of the transactions contemplated by the Amster Agreement shall have occurred or shall occur simultaneously with the Closing hereunder.
          Section 6.2 Additional Conditions to Obligations of Hanover. The obligation of Hanover to consummate the Exchange and each of the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth in this Section 6.2, any of which may be waived, in writing, by Hanover:
               (a) Representations and Warranties. The representations and warranties of Seller in Article IV hereof shall be true and correct in all material respects on the date of this Agreement and at the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.
               (b) Performance. Seller shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing pursuant to the terms hereof.

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          Section 6.3 Additional Conditions to Obligations of Seller. The obligations of Seller to consummate the Exchange and each of the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth in this Section 6.3, any of which may be waived, in writing, by Seller:
               (a) Representations and Warranties. The representations and warranties of Hanover in Article III hereof shall be true and correct in all material respects on the date of this Agreement and at the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.
               (b) Performance. Hanover shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing pursuant to the terms hereof.
ARTICLE VII
TERMINATION
          Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:
               (a) by mutual written consent of Hanover and Seller;
               (b) by Hanover, if there has been a material violation or breach by the Seller of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Hanover impossible, and such violation or breach has not been cured by Seller within twenty (20) days after Hanover delivers to Seller a written notice of such violation or breach;
               (c) by Seller, if there has been a material violation or breach by Hanover of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Seller impossible, and such violation or breach has not been cured by Hanover within twenty (20) days after the Seller delivers to Hanover a written notice of such violation or breach;
               (d) by either party, if there has been a valid termination of the Merger Agreement; and
               (e) by Seller if the Closing has not occurred on or before March 1, 2009.
          Section 7.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 7.1 hereof, written notice thereof shall be given by the party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Hanover and Seller; provided, however, that the last sentence of Section 2.1 and all of Sections 5.1, 5.2 and 5.3, this Section 7.2 and Article VIII shall survive

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termination of this Agreement. Notwithstanding anything to the contrary herein, no termination of this Agreement shall require Seller to return the Initial Payment. If this Agreement is terminated pursuant to Section 7.1 hereof:
               (a) Hanover shall redeliver, or cause to be redelivered, all documents, work papers and other materials of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by Hanover or its directors, officers, employees, Affiliates, controlling Persons, representatives or agents with respect to Seller, shall be treated in accordance with the Confidentiality Agreement;
               (b) Seller shall redeliver, or cause to be redelivered, all documents, work papers and other materials of Hanover and any other party to the Merger Agreement and the Confidentiality Agreement relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by Seller or its directors, officers, employees, Affiliates, controlling Persons, representatives or agents with respect to Hanover, shall be treated in accordance with the Confidentiality Agreement; and
               (c) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or amended so to reflect the termination hereof.
ARTICLE VIII
MISCELLANEOUS
          Section 8.1 Notices. Any notices, demands, requests, consents or approvals required or permitted by this Agreement must be in writing and addressed to either party at the address set forth below, or at such other address as either party may designate from time to time in writing in accordance with this Section:
          If to Hanover, to:
Hanover Capital Mortgage Holdings, Inc.
200 Metroplex Drive, Suite 100
Edison, New Jersey 08817
Attention: General Counsel
Facsimile: (732) 548-0286
          with a copy (which shall not constitute effective notice) to:
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281

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Attention: Mark I. Sokolow
Facsimile: (212) 912-7751
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Peter J. Gordon, Esq.
Facsimile: (212) 455-2502
          If to Seller:
Taberna Preferred Funding I, Ltd.
c/o Taberna Capital Management, LLC
450 Park Avenue, 11th Floor
New York, New York 10022
Attention: Raphael Licht
Facsimile: (212) 735-1499
          With a copy (which shall not constitute effective notice) to:
Polsinelli Shalton Flanigan Suelthaus PC
Seven Penn Plaza, Suite 600
New York, New York 10001
Attention: Robert F. McDonough, Esq.
Facsimile: (212) 684-0197
          Notice is deemed given (a) when delivered, if delivered personally to the recipient, (b) when sent, if sent by facsimile with a copy of such facsimile sent to the recipient by reputable overnight courier service (charges prepaid) on the same day, (c) upon receipt, when mailed by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after being sent to the recipient, if sent by reputable overnight courier service (charges prepaid).
          Section 8.2 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing (including, without limitation, the release set forth in Section 2.5 hereof) and then only to such extent. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder or hereunder.
          Section 8.3 Interpretation. When a reference is made to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. In the event an ambiguity or question of intent or interpretation arises, this

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Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
          Section 8.4 Amendments, Modification and Waiver. This Agreement, and the terms and provisions hereof, may not be modified, waived or amended except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought (or, in the case of a waiver, by the intended beneficiary or beneficiaries of the waived term or provision).
          Section 8.5 Successors and Assigns; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence and notwithstanding anything to the contrary, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
          Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.
          Section 8.7 Jurisdiction; Forum.
               (a) Each Party irrevocably submits to the jurisdiction, including the personal jurisdiction, of (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any suit, action or proceeding relating hereto only in any Federal court of the United States sitting in New York County in the State of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any New York State court sitting in New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 8.7 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 8.7 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 8.7. The parties agree that a final judgment in any such suit, action or

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proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
               (B) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.
          Section 8.8 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be declared to be invalid, unenforceable or void, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.
          Section 8.9 Third Party Beneficiaries. Except as expressly set forth in Section 2.5 with respect to the Released Parties, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.
          Section 8.10 Entire Agreement. This Agreement and the Confidentiality Agreement, including any exhibits or schedules to such agreements, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.
          Section 8.11 Counterparts; Facsimile Delivery. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail (including in PDF format) is to be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an

15

original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document shall be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.
          Section 8.12 Specific Performance. Each of the Seller and Hanover agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of New York. Except for the foregoing remedies of injunction and specific performance, the right not to close in the event that the conditions to closing are not satisfied and the termination rights set forth in this Agreement, the parties hereto agree that they shall have no rights or claims against one another for breaches of this Agreement except in the case of fraud or any willful and material breach by a party of any covenant or other agreement included in this Agreement.
[remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
By:	/s/ John A. Burchett
	Name:	John A. Burchett
	Title:	Chairman and Chief Executive Officer

TABERNA PREFERRED FUNDING I, LTD.
By:	Taberna Capital Management, LLC

By:	/s/ Howard D. Altschul
	Name:	Howard D. Altschul
	Title:	Managing Director

[Signature Page to Exchange Agreement]

EXHIBIT A
FORM OF
RELEASE AND WAIVER
     Release and Waiver (the “Release”), dated as of ___, 200_, between Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (“Hanover”), and Taberna Preferred Funding I, Ltd. (“Seller”). Reference is made to the Amended and Restated Trust Agreement among Hanover, JPMorgan Chase Bank, N.A., as property trustee (the “Property Trustee”), Chase Bank USA, N.A., as Delaware trustee (the “Delaware Trustee”), and the administrative trustees named therein (the “Administrative Trustees”), dated as of March 15, 2005 (the “Trust Agreement”, and such beneficial interests in the Trust, the “Preferred Securities”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement.
     WHEREAS pursuant to an Exchange Agreement, dated as of September 29, 2008 (the “Exchange Agreement”), Seller, has agreed to sell, transfer, assign, convey and deliver to Hanover, and Hanover has agreed to acquire from Seller, all of the Preferred Securities owned by Seller free and clear of all Liens (the “Seller’s Preferred Securities”) in exchange for an aggregate cash payment by Hanover of $2,250,000 (the “Exchange”);
     WHEREAS pursuant to the Exchange Agreement, at and as of the closing of the Exchange, each of Hanover and Seller have agreed to deliver an executed copy of this Release to the other party hereto and to the Trustees and the Note Trustee;
     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms set forth in this Release:
ARTICLE I — MUTUAL RELEASE
          Section 1.1 Hanover Release. As of the date hereof, Hanover and its officers, directors, employees, attorneys, agents, heirs, executors, administrators, parents, subsidiaries, affiliates, successors and assigns (collectively, “Hanover Releasor”) unconditionally and irrevocably forever release and discharge Seller and its respective officers, directors, employees, attorneys, agents, representatives, heirs, executors, administrators, direct and indirect parents, subsidiaries, affiliates, predecessors, successors and assigns (collectively, “Seller Releasee”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, whether known or unknown (“Claims”), against the Seller Releasee the Hanover Releasor ever had, now has or hereafter can, shall or may have from the beginning of time arising out of or in connection with the Trust Agreement, Indenture or the Seller’s Preferred Securities, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which Hanover Releasor is not aware or does not suspect to exist as of the date on which Hanover Releasor signs this Release; and
          Section 1.2 Seller Release. As of the date hereof, Seller and its officers, directors, employees, attorneys, agents, heirs, executors, administrators, parents, subsidiaries, affiliates, successors and assigns (collectively, “Seller Releasor”) unconditionally and irrevocably forever release and discharge Hanover and its respective officers, directors, employees, attorneys, agents, representatives, heirs, executors, administrators, direct and indirect parents, subsidiaries, affiliates, predecessors, successors and assigns (collectively, “Hanover Releasee” and together with the Seller Releasee, the “Released Parties”) from all Claims, against the Hanover Releasee the Seller Releasor ever had, now has or hereafter can, shall or may have from the beginning of time arising out of or in connection with the Trust Agreement, Indenture or the Seller’s Preferred Securities, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which Seller Releasor is not aware or does not suspect to exist as of the date on which Seller Releasor signs this Release.

ARTICLE II — MISCELLANEOUS
          Section 2.1 Successors and Assigns; Binding Effect. This Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
          Section 2.2 Governing Law. This Release shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.
          Section 2.3 Counterparts; Facsimile Delivery. This Release may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Release, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail (including in PDF format) is to be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document shall be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Release.
[Signature Page Immediately Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Release to be duly executed by their respective authorized officers as of the date and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
By:
Name:
Title:

TABERNA PREFERRED FUNDING I, LTD.
By:	Taberna Capital Management, LLC

By:
Name:
Title:

EXHIBIT B
AMSTER AGREEMENT

Exhibit B
EXECUTION VERSION

EXCHANGE AGREEMENT
DATED AS OF SEPTEMBER 30, 2008,
AMONG
HANOVER CAPITAL MORTGAGE HOLDINGS, INC.,
AMSTER TRADING COMPANY
AND
RAMAT SECURITIES, LTD

TABLE OF CONTENTS

		Page No.
ARTICLE I

DEFINED TERMS

ARTICLE II

THE TRANSACTION

Section 2.1	The Exchange	4
Section 2.2	Closing	4
Section 2.3	Delivery by Sellers of Preferred Securities	4
Section 2.4	Issuance of Common Stock Consideration and Payment of Cash	4
Section 2.5	Release	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF HANOVER

Section 3.1	Organization, Qualification, Etc.	5
Section 3.2	Corporate Authority; No Violation, Etc.	6
Section 3.3	Capitalization	7
Section 3.4	Vote Required	7
Section 3.5	Exchange Agreement with Taberna	7
Section 3.6	Taberna Agreement	7
Section 3.7	Disclaimer of Warranties	8

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 4.1	Organization, Qualification, Etc.	8
Section 4.2	Corporate Authority; No Violation, Etc.	8
Section 4.3	Ownership of Preferred Securities	9
Section 4.4	Disclaimer of Warranties	9

ARTICLE V

COVENANTS

Section 5.1	Confidentiality	9
Section 5.2	Public Disclosure	9
Section 5.3	Expenses	9
Section 5.4	Waiver of Events of Default	10

i

ii

     EXCHANGE AGREEMENT, dated as of September 30, 2008 (this “Agreement”), among Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (“Hanover”), Amster Trading Company, an Ohio corporation, and Ramat Securities, LTD, an Ohio limited liability company (each a “Seller” and, collectively, the “Sellers”).
W I T N E S S E T H:
     WHEREAS, the Sellers own all of the Preferred Securities (as defined in the Trust Agreement (defined below)), representing undivided beneficial interests in the assets of Hanover Statutory Trust II (the “Trust”), each having a Liquidation Amount of $1,000, and having an aggregate Liquidation Amount of $20,000,000, provided for in that certain Amended and Restated Declaration of Trust, dated as of November 4, 2005, among Hanover, Wilmington Trust Company, as Institutional trustee and Delaware trustee (the “Institutional Trustee”), the administrative trustees named therein (the “Administrative Trustees”) and the holders from time to time of the individual beneficial interests in the asset of the trust (the “Trust Agreement” and such beneficial interests in the Trust, the “Preferred Securities”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Trust Agreement;
     WHEREAS, concurrently with the execution of this Agreement, Walter Industries, Inc. (“Walter”), JWH Holding Company, LLC (“JWH”), and Hanover are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, JWH will merge into Hanover (the “Merger”), the separate existence of JWH shall cease and Hanover shall continue as the surviving corporation and, except as otherwise provided in the Merger Agreement, shares of common stock of Hanover, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the date and time at which the Merger shall become effective (the “Merger Effective Time”) shall be combined into fully paid and non-assessable shares of common stock of the surviving corporation (“Surviving Corporation Common Stock”) at the rate specified in the Merger Agreement;
     WHEREAS, in connection with the transactions contemplated by this Agreement, the Sellers, Hanover and the other signatories thereto have entered into and executed the Voting Agreement (as defined in Article I), pursuant to which each of the parties thereto other than Hanover have agreed to, among other things, vote any shares of Common Stock it now holds or will in the future hold in favor of the Merger; and
     WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Exchange (as defined in Section 2.1) and also to prescribe certain conditions to the Exchange.
     NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and conditions hereafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS
     As used in this Agreement, the following terms have the meanings ascribed thereto:
     “Affiliate” shall mean, with respect to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.
     “Agreement” shall mean this Agreement, together with all exhibits attached hereto and the Disclosure Letters.
     “Common Stock Consideration” shall mean 6,762,793 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock.
     “Confidentiality Agreement” shall have the meaning ascribed to it in Section 5.1.
     “Contract” shall mean any written loan or credit agreement, note, bond, debenture, indenture, mortgage, guarantee, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice or other binding agreement, obligation, arrangement, understanding or commitment.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations of the SEC promulgated thereunder.
     “Governmental Authority” shall mean any nation or government or any agency, public of regulatory authority, instrumentality, department, commission, court, arbitrator, ministry, tribunal or board of any nation or government or political subdivision thereof, in each case, whether foreign or domestic and whether national, supranational, federal, tribal, provincial, state, regional, local or municipal.
     “Hanover SEC Documents” shall mean all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by Hanover with the SEC since January 1, 2007.
     “Hanover Stock Plans” shall mean the Hanover 1999 Equity Incentive Plan and the Hanover 1997 Executive and Non-Employee Director Stock Option Plan.
     “Law” means applicable statutes, common laws, rules, regulations, codes, licensing requirements, judgments, injunctions, writs, decrees, licenses, ordinances, authorizations, permits, certificates, easements, variances, exemptions, consents, orders, franchises, approvals, governmental guidelines, standards or interpretations having the force of law, rules and bylaws, in each case, of or administered by a Governmental Authority.
     “Lien” shall mean, with respect to any property or asset, any mortgage, easement, lien, pledge (including any negative pledge), charge, option, right of first or last refusal or offer, security interest or encumbrance of any kind in respect of such property or asset.
     “Person” shall mean a natural person, corporation, limited liability company, partnership, limited partnership or other entity, including a Governmental Authority.
     “Proxy Statement/Prospectus” shall mean the proxy statement/prospectus to be distributed to the Hanover stockholders and the Walter stockholders in connection with the Merger and the transactions contemplated by the Merger Agreement, including any preliminary proxy statement/prospectus or definitive proxy statement/prospectus filed with the SEC in accordance with the terms and provisions thereof and prepared in accordance with applicable Law. The Proxy Statement/Prospectus shall constitute a part of the Registration Statement.
     “Registration Statement” shall mean the Registration Statement on Form S-4 to be filed by Hanover with the SEC to effect the registration under the Securities Act of the shares of Hanover Common Stock to be issued to holders of limited liability company interests of JWH pursuant to the Merger and prepared in accordance with applicable Law.
     “Requisite Approval” shall have the meaning ascribed to it in Section 3.4.
     “SEC” shall mean the U.S. Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended, together with the rules and regulations of the SEC promulgated thereunder.
     “Subsidiaries” shall mean, with respect to any Person, another Person (i) of which 50% or more of the capital stock, voting securities, other voting ownership or voting partnership interests having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or other entity (or, if there are no such voting interests, 50% or more of the equity interests) are owned or controlled, directly or indirectly, by such first Person or (ii) of which such first Person is a general partner.
     “Transaction Agreements” shall mean (i) the Merger Agreement, (ii) the Exchange Agreement by and between Hanover and Taberna Preferred Funding I, Ltd. (“Taberna”) dated as of the date hereof (the “Taberna Agreement”), (iii) the Voting Agreement, and (iv) the Confidentiality Agreement.
     “Voting Agreement” shall mean the Voting Agreement, dated as of the date hereof, among Walter, JWH, Sellers and certain other stockholders of Hanover.

ARTICLE II
THE TRANSACTION
     Section 2.1 The Exchange . Subject to the terms and conditions of this Agreement, immediately prior to the Merger Effective Time, each of the Sellers hereby agrees to sell, transfer, assign, convey and deliver to Hanover, and Hanover hereby agrees to acquire from the Sellers, all of the Preferred Securities owned by the Sellers free and clear of all Liens (the “Sellers’ Preferred Securities”) in exchange for (i) the Common Stock Consideration and (ii) an aggregate cash payment by Hanover of $750,000 (the “Exchange”).
     Section 2.2 Closing. A closing of the Exchange (the “Closing”) shall be held substantially concurrently with the closing of the Merger (the “Closing Date”); provided that all conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived.
     Section 2.3 Delivery by Sellers of Preferred Securities. At the Closing, the Sellers shall: (i) surrender for transfer the Preferred Securities Certificate(s) representing each of the Seller’s Preferred Securities duly endorsed and accompanied by a written instrument of transfer in form satisfactory to the Trust, the Registrar and to Hanover, duly executed by the applicable Seller and accompanied (to the extent required by the Trust or the Registrar) by a certificate of Hanover substantially in the form of Exhibit B or C to the Trust Agreement; (ii) take (or shall have taken, to the extent prior action is required) (A) all other actions required pursuant to the Trust Agreement or as reasonably requested by Hanover, the Registrar, the Trust, the Administrative Trustees or the Institutional Trustee to cause the Trust to issue and the Institutional Trustee to authenticate and deliver, in the name of Hanover, one or more new Preferred Securities Certificates in authorized denominations of an aggregate Liquidation Amount equal to that of each of the Sellers’ Preferred Securities, as may be required by the Trust Agreement, dated the Closing Date, all as described in Article VIII of the Trust Agreement and (B) at the request of Hanover, all such reasonable actions as may be necessary and appropriate to cause the cancellation of the Preferred Securities; and (iii) take all other actions as may be necessary and appropriate to vest in Hanover good and marketable title to the Preferred Securities free and clear of any and all Liens.
     Section 2.4 Issuance of Common Stock Consideration and Payment of Cash. At the Closing, (i) Hanover will deliver to the Sellers stock certificates representing the Common Stock Consideration, and (ii) Hanover will make payment to the Sellers of $750,000 (together with the Common Stock Consideration, the “Consideration”) by wire transfer of immediately available funds to an account designated by the Sellers in writing no later than five business days prior to the date of the meeting of Hanover stockholders called to approve the Merger. The Common Stock Consideration and the cash Consideration shall be allocated between the Sellers on a pro rata basis.
     Section 2.5 Release. In exchange for the valuable consideration set forth above and other valuable consideration, the receipt and adequacy of which are herein acknowledged, and effective as of the date hereof, provided that this Section 2.5 shall cease to be effective and shall be null and void ab initio if and when the Merger Agreement is terminated in accordance with its terms:
          (a) Hanover and its officers, directors, employees, attorneys, agents, heirs, executors, administrators, parents, subsidiaries, affiliates, successors and assigns (collectively “Hanover Releasor”) unconditionally and irrevocably forever release and discharge the Sellers and their respective officers, directors, employees, attorneys, agents, representatives, heirs, executors, administrators, direct and indirect parents, subsidiaries, affiliates, predecessors, successors and assigns (collectively “Seller Releasee”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, whether known or unknown (“Claims”), which against the Seller Releasee the Hanover Releasor ever had, now has or hereafter can, shall or may have from the beginning of time arising out of or in connection with the Trust Agreement, Indenture or either of the Sellers’ Preferred Securities, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which Hanover Releasor is not aware or does not suspect to exist as of the date on which Hanover Releasor signs this Agreement; and
          (b) Each Seller and its respective officers, directors, employees, attorneys, agents, heirs, executors, administrators, parents, subsidiaries, affiliates, successors and assigns (collectively “Seller Releasor”) unconditionally and irrevocably forever release and discharge Hanover and its respective officers, directors, employees, attorneys, agents, representatives, heirs, executors, administrators, direct and indirect parents, subsidiaries, affiliates, predecessors, successors and assigns (collectively “Hanover Releasee” and together with the Seller Releasee, the “Released Parties”) from all Claims, which against the Hanover Releasee the Seller Releasor ever had, now has or hereafter can, shall or may have from the beginning of time arising out of or in connection with the Trust Agreement, Indenture or either of the Sellers’ Preferred Securities, whether arising in equity or pursuant to any law, rule or regulation, including any Claims of which Seller Releasor is not aware or does not suspect to exist as of the date on which Seller Releasor signs this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HANOVER
     Except as disclosed in the Hanover SEC Documents (other than any disclosures included in such filings that are predictive, speculative or forward-looking in nature, including any disclosures in any “Risk Factors” sections thereof) or as expressly contemplated by the Transaction Agreements, Hanover represents and warrants to the Sellers as follows:
     Section 3.1 Organization, Qualification, Etc. Hanover is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Hanover has all requisite power and authority to own or lease and operate and use its properties and assets and carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to materially impair or delay Hanover’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Hanover Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of the state or other jurisdiction of its incorporation or other organization, has all requisite power and authority to own or lease and operate and use its properties and assets and to carry on its business as presently conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to materially impair or delay Hanover’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby.
     Section 3.2 Corporate Authority; No Violation, Etc. Hanover has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto and, subject in the case of this Agreement to obtaining the Requisite Approval, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Hanover of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Hanover, subject, in the case of the performance of this Agreement and the consummation of the transactions contemplated hereby, to obtaining the Requisite Approval. This Agreement has been duly executed and delivered by Hanover and, assuming due authorization, execution and delivery of this Agreement by each Seller, constitutes a legal, valid and binding agreement of Hanover, enforceable against Hanover in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles. Neither the execution and delivery by Hanover of this Agreement, the consummation by Hanover of the transactions contemplated hereby nor compliance by Hanover with any of the provisions hereof (i) violates or conflicts with any provisions of Hanover’s charter or bylaws, (ii) requires any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, other than the Requisite Approval, (iii) results in a default (or an event that, with notice or lapse of time or both, would become a default) or gives rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which Hanover or any of its Subsidiaries is a party or by which Hanover or any of its Subsidiaries or any of their respective assets or properties is bound or affected, (iv) results in the creation of a Lien on any of the issued and outstanding shares of Common Stock or equity securities of any Subsidiary or on any of the assets of Hanover or its Subsidiaries or (v) violates or conflicts with any Law applicable to Hanover or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay Hanover’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby.

     Section 3.3 Capitalization.
          (b) On the date hereof, the authorized stock of Hanover consists of 90,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (“Hanover Preferred Stock”). At the close of business on the date hereof, (i) (A) 8,658,562 shares of Common Stock were issued and outstanding, 529,376 shares of Common Stock were reserved for issuance pursuant to the Hanover Stock Plans, options to purchase 74,234 shares of Common Stock were outstanding and 6,762,793 shares of Hanover Common Stock were reserved for issuance in the Exchange and (B) no shares of Hanover Preferred Stock were outstanding and (ii) no bonds, debentures, notes or other indebtedness of Hanover or any of its Subsidiaries having the right to vote (or convertible into securities having the right to vote) on any matters on which holders of shares of stock of Hanover (including Common Stock) may vote (“Hanover Voting Debt”) were issued or outstanding. All outstanding shares of Common Stock are, and all shares thereof which may be issued will be, when issued, duly authorized, validly issued, fully paid and not subject to preemptive rights. Except as set forth in this Section 3.3, there are not outstanding (i) any shares of stock of Hanover, Hanover Voting Debt, Common Stock or other voting securities of Hanover, (ii) any securities of Hanover or any of its Subsidiaries convertible into or exchangeable for shares of stock of Hanover, Hanover Voting Debt, Common Stock or other voting securities of Hanover or (iii) any options, warrants, calls, rights (including preemptive rights), commitments or other Contracts (other than this Agreement and the Transaction Agreements) to which Hanover or any of its Subsidiaries is a party or by which Hanover or any of its Subsidiaries will be bound obligating Hanover or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, or otherwise relating to, shares of capital stock of Hanover, Hanover Voting Debt, Common Stock or other voting securities of Hanover or any of its Subsidiaries or obligating Hanover or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or Contract. All the issued and outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of Hanover are owned by Hanover, by another wholly-owned Subsidiary of Hanover or by Hanover and another wholly-owned Subsidiary of Hanover, free and clear of all Liens, and are duly authorized, validly issued, fully paid and non-assessable.
     Section 3.4 Vote Required. The only vote of the Hanover stockholders required for the issuance of the Common Stock Consideration is, to the extent required by the applicable regulations of the AMEX, the affirmative vote of a majority of the voting power of the shares of Hanover Common Stock present in person and voting on the matter or represented by proxy and voting on the matter at a meeting of the stockholders of Hanover (the “Requisite Approval”).
     Section 3.5 Exchange Agreement with Taberna. On the date hereof, Hanover is entering into the Taberna Agreement, pursuant to which Hanover will purchase from Taberna all preferred securities that Taberna holds in Hanover Statutory Trust I, for an aggregate cash purchase price of $2,225,000.
     Section 3.6 Taberna Agreement. Attached hereto as Exhibit A is a true and complete copy of the Taberna Agreement as in force and effect on the date hereof.

     Section 3.7 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, HANOVER DOES NOT MAKE AND HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO HANOVER OR ITS BUSINESSES. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY HANOVER.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS
     Seller represents and warrants to Hanover as follows:
     Section 4.1 Organization, Qualification, Etc. Amster Trading Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio, and Ramat Securities, LTD is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Ohio.
     Section 4.2 Corporate Authority; No Violation, Etc. Each Seller has the requisite corporate power and authority to enter into this Agreement and each agreement or instrument to be executed and delivered in connection with or pursuant hereto, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of the Sellers of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate or limited liability company action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and, assuming due authorization, execution and delivery of this Agreement by Hanover, constitutes a legal, valid and binding agreement of each Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles. Neither the execution and delivery by the Sellers of this Agreement, the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers with any of the provisions hereof (i) violates or conflicts with any provisions of either Seller’s organizational documents, (ii) requires any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority or any other Person, (iii) results in a default (or an event that, with notice or lapse of time or both, would become a default) or gives rise to any right of termination or buy-out by any third party, cancellation, amendment or acceleration of any obligation or the loss of any benefit under any Contract to which any Seller or any of its Subsidiaries is a party or by which any Seller or any of its Subsidiaries or any of their respective assets or properties is bound or affected, (iv) results in the creation of a Lien on any of the issued and outstanding equity interests of any Seller or on any of the assets of any Seller or its Subsidiaries or (v) violates or conflicts with any Law applicable to any Seller or any of its Subsidiaries, or any of the properties, businesses or assets of any of the foregoing, other than such exceptions in the case of each of clauses (ii), (iii), (iv) and (v) above as would not, individually or in the aggregate, reasonably be expected to materially impair or delay such Seller’s ability to perform each of its obligations hereunder or to consummate the transactions contemplated hereby.

     Section 4.3 Ownership of Preferred Securities. The Sellers collectively own 20,000 Preferred Securities having an aggregate liquidation amount equal to $20,000,000. All of the Sellers’ Preferred Securities are beneficially owned or owned of record by a Seller, free and clear of all Liens. The consummation of the transactions contemplated by this Agreement will convey to Hanover good title to the Sellers’ Preferred Securities, free and clear of all Liens, except for those created by Hanover or arising out of ownership of the Preferred Securities by Hanover and other than restrictions on transfer of unregistered securities arising under applicable federal, state or foreign securities laws.
     Section 4.4 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE IV, NEITHER OF THE SELLERS MAKES AND NEITHER HAS MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO EITHER SELLER OR ITS RESPECTIVE BUSINESSES. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY SELLERS.
ARTICLE V
COVENANTS
     Section 5.1 Confidentiality. The parties hereto acknowledge that Amster Trading Company and Hanover have previously executed a confidentiality agreement dated as of January 11, 2008, as amended and supplemented on July 29, 2008 (as it may be amended from time to time, the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Ramat Securities, LTD hereby agrees that it has been and is bound by the Confidentiality Agreement to the same extent as Amster Trading Company. Each of the Sellers represents and warrants that it has not breached the Confidentiality Agreement. Each of the Sellers and Hanover and their respective directors, officers, employees, Affiliates, controlling Persons, representatives or agents shall hold all information received from the other party in connection with this Agreement and the transactions contemplated hereby in confidence in accordance with the terms of the Confidentiality Agreement.
     Section 5.2 Public Disclosure. Except as required by Law (including federal and state securities Laws) or by the rules and regulations of any national securities exchange, no party to this Agreement shall issue or cause the publication of any press release or other public announcement or disclosure to any third party of the terms or conditions of this Agreement unless approved by Hanover and each of the Sellers prior to any such release, announcement or disclosure; provided that in all instances, Hanover and the Sellers shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement. The initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by Hanover and the Sellers.
     Section 5.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including costs of consultants and representatives) shall be borne by the party incurring such costs and expenses.

     Section 5.4 Waiver of Events of Default. Sellers shall each use their commercially reasonable efforts to cause the Trustees and the Debenture Trustee to, until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with its terms, waive any Event of Default (including any Indenture Event of Default that must be waived by the Debenture Trustee) and to refrain from accelerating any of Hanover’s obligations under the Trust Agreement or the Indenture, including, without limitation, by delivering written notice to the Trustees and the Debenture Trustee, in a form reasonably acceptable to Hanover, in advance of any anticipated Event of Default identified to Seller by Hanover in writing, advising the relevant Trustees and the Debenture Trustee of this Agreement and requesting that such Trustees and/or the Debenture Trustee waive such Event of Default and refrain from accelerating any of Hanover’s obligations under the Trust Agreement and the Indenture and, in the case of any written notice to any of the Trustees, to request that the Debenture Trustee to so waive and refrain; provided that (i) this Section 5.4 shall, and (ii) any notices, requests, waivers or other actions taken by Sellers, the Trustees or the Debenture Trustee pursuant to this Section 5.4 may be qualified, at Sellers’, the Trustees’ or the Debenture Trustee’s option, such that they shall, in each case, cease to be effective and shall be null and void ab initio if and when this Agreement is terminated in accordance with its terms.
     Section 5.5 Reasonable Efforts and Further Assurances. Subject to the limitations set forth elsewhere in this Agreement and to applicable Law, and provided that nothing herein shall require any party to waive any of the conditions set forth in Article VI, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, as promptly as practicable, all things necessary, proper or advisable under applicable Laws to (a) consummate and make effective the Exchange and the other transactions contemplated by this Agreement and (b) cause the Closing to take place at the time and place contemplated hereby. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.
     Section 5.6 Termination of the Merger Agreement. Hanover will give Sellers prompt written notice of any termination of the Merger Agreement.
ARTICLE VI
CONDITIONS TO CLOSING
     Section 6.1 Conditions to Each Party’s Obligations. The respective obligations of each party to this Agreement to consummate the Exchange and other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the conditions set forth in this Section 6.1:
          (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction or other Law or legal restraint or prohibition preventing or making illegal the consummation of the transactions contemplated by this Agreement and the Merger Agreement shall be in effect; provided, however, that the parties hereto shall use their reasonable best efforts to have any such injunction, order, restraint or prohibition vacated.
          (b) Regulatory Approvals. All consents, approvals and authorizations of any Governmental Authority required by Law for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing, except those consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to materially impair or delay either party’s ability to perform each of its obligations hereunder and to consummate the transactions contemplated hereby.
          (c) The Merger. Each of the conditions set forth in Article 8 of the Merger Agreement shall have been satisfied or waived (except for those conditions that, by the express terms thereof, are not capable of being satisfied until the Effective Time, but subject to the satisfaction or waiver of those conditions).
          (d) Registration Statement. The Registration Statement shall have become effective in accordance with the Securities Act and the Exchange Act and shall not be the subject of any stop order or proceedings seeking a stop order, and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC and not concluded or withdrawn.
          (e) Share Issuance. The Requisite Approval shall have been obtained.
     Section 6.2 Additional Conditions to Obligations of Hanover. The obligation of Hanover to consummate the Exchange and each of the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth in this Section 6.2, any of which may be waived, in writing, by Hanover:
          (a) Representations and Warranties. The representations and warranties of the Sellers in Article IV hereof shall be true and correct in all material respects on the date of this Agreement and at the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.
          (b) Performance. Each of the Sellers shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing pursuant to the terms hereof.
     Section 6.3 Additional Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the Exchange and each of the other transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing Date of each of the conditions set forth in this Section 6.3, any of which may be waived, in writing, by both of the Sellers:

          (a) Representations and Warranties. The representations and warranties of Hanover in Article III hereof shall be true and correct in all material respects on the date of this Agreement and at the Closing Date as if made on and as of the Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date.
          (b) Performance. Hanover shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by it at or before the Closing pursuant to the terms hereof.
ARTICLE VII
TERMINATION
     Section 7.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:
          (a) by mutual written consent of Hanover and each of the Sellers;
          (b) by Hanover, if there has been a material violation or breach by either of the Sellers of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of Hanover impossible, and such violation or breach has not been cured by such Seller within twenty (20) days after Hanover delivers to such Seller a written notice of such violation or breach;
          (c) by either of the Sellers, if there has been a material violation or breach by Hanover of any covenant, agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligations of such Seller impossible, and such violation or breach has not been cured by Hanover within twenty (20) days after such Seller delivers to Hanover a written notice of such violation or breach;
          (d) by either party, if there has been a termination of the Merger Agreement in accordance with its terms; and
          (e) by either of the Sellers if the Closing has not occurred on or before March 31, 2009.
     Section 7.2 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 7.1 hereof, written notice thereof shall be given by the party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by Hanover and the Sellers; provided, however, that Sections 5.1, 5.2 and 5.3, this Section 7.2 and Article VIII shall survive termination of this Agreement. If this Agreement is terminated pursuant to Section 7.1 hereof:
          (a) Hanover shall redeliver, or cause to be redelivered, all documents, work papers and other materials of the Sellers relating to the transactions contemplated hereby,

whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by Hanover or its directors, officers, employees, Affiliates, controlling Persons, representatives or agents with respect to any Seller, shall be treated in accordance with the Confidentiality Agreement;
          (b) Each of the Sellers shall redeliver, or cause to be redelivered, all documents, work papers and other materials of Hanover and any other party to the Merger Agreement and the Confidentiality Agreement relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by the Sellers or its directors, officers, employees, Affiliates, controlling Persons, representatives or agents with respect to Hanover, shall be treated in accordance with the Confidentiality Agreement; and
          (c) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or amended so to reflect the termination hereof.
ARTICLE VIII
MISCELLANEOUS
     Section 8.1 Notices. Any notices, demands, requests, consents or approvals required or permitted by this Agreement must be in writing and addressed to either party at the address set forth below, or at such other address as either party may designate from time to time in writing in accordance with this Section:
     If to Hanover, to:
Hanover Capital Mortgage Holdings, Inc.
200 Metroplex Drive, Suite 100
Edison, New Jersey 08817
Attention: General Counsel
Facsimile: (732) 548-0286
     with a copy (which shall not constitute effective notice) to:
Thacher Proffitt & Wood LLP
Two World Financial Center
New York, New York 10281

Attention: Mark I. Sokolow
Facsimile: (212) 912-7751
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Peter J. Gordon, Esq.
Facsimile: (212) 455-2502
     If to Sellers:
Amster Trading Company
23811 Chagrin Blvd. # 200
Beachwood, Ohio 44122
Attention: Howard Amster
Facsimile: (216) 595-0989
Ramat Securities, LTD
23811 Chagrin Blvd. # 200
Beachwood, Ohio 44122
Attention: Howard Amster
Facsimile: (216) 595-0989
     With a copy (which shall not constitute effective notice) to:
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, Ohio 44113-1448
Attention: Robert A. Fein, Esq.
Facsimile: (216) 583-7107
     Notice is deemed given (a) when delivered, if delivered personally to the recipient, (b) when sent, if sent by facsimile with a copy of such facsimile sent to the recipient by reputable overnight courier service (charges prepaid) on the same day, (c) upon receipt, when mailed by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after being sent to the recipient, if sent by reputable overnight courier service (charges prepaid).
     Section 8.2 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing (including, without limitation, the release set forth in Section 2.5 hereof) and then only to such extent. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and any termination of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material furnished by any party or its representatives thereunder or hereunder.

     Section 8.3 Interpretation. When a reference is made to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 8.4 Amendments, Modification and Waiver. This Agreement, and the terms and provisions hereof, may not be modified, waived or amended except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought (or, in the case of a waiver, by the intended beneficiary or beneficiaries of the waived term or provision).
     Section 8.5 Successors and Assigns; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence and notwithstanding anything to the contrary, this Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
     Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed therein.
     Section 8.7 Jurisdiction; Forum.
          (a) Each Party irrevocably submits to the jurisdiction, including the personal jurisdiction, of (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, solely for the purposes of any suit, action or other proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby. Each Party agrees to commence any suit, action or proceeding relating hereto only in any Federal court of the United States sitting in New York County in the State of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any New York State court sitting in New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the parties hereto arising out of this Agreement or any transaction contemplated hereby in (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 8.7 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 8.7 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 8.7. The parties agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (B) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.7.
     Section 8.8 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be declared to be invalid, unenforceable or void, such declaration shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties hereto that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.
     Section 8.9 Third Party Beneficiaries. Except as expressly set forth in Section 2.5 with respect to the Released Parties, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.
     Section 8.10 Entire Agreement. This Agreement and the Transaction Agreements, including any exhibits or schedules to such agreements, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof. The only representations and warranties made by the parties hereto with respect to the subject matter hereof are the representations and warranties contained in or made pursuant to this Agreement.
     Section 8.11 Counterparts; Facsimile Delivery. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail (including in PDF format) is to be treated as an original document. The signature of any party thereon, for purposes hereof, shall be considered as an original signature, and the document transmitted shall be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document shall be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.
     Section 8.12 Specific Performance. Each of the Seller and Hanover agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in the State of New York. Except for the foregoing remedies of injunction and specific performance, the right not to close in the event that the conditions to closing are not satisfied and the termination rights set forth in this Agreement, the parties hereto agree that they shall have no rights or claims against one another for breaches of this Agreement except in the case of fraud or any willful and material breach by a party of any covenant or other agreement included in this Agreement.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
By:
Name:
Title:

AMSTER TRADING COMPANY
By:
	Name:	Howard Amster
	Title:	President

RAMAT SECURITIES, LTD
By:
	Name:	David Zlatin
	Title:	Chief Operating Officer

[Signature Page to Exchange Agreement]